Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984

702.362.0540 fax

To Whom It May Concern:

We have issued our report dated June 25, 2004, accompanying the financial statements of XSlnventory on Form SB-2/A2 for the years ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said reports on the Registration Statement of XSInventory on Form SB-2/A2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP

February 1, 2005